DISTRIBUTION AGREEMENT

AGREEMENT dated as of Nov 1 2011, between MTB Group of Funds (the “Fund”), an open-end, management investment company organized as a Trust under the laws of the State of Delaware, having its principal place of business at 100 E. Pratt Street 17th Floor, Baltimore, Maryland 21202 and ALPS Distributors, Inc., a Colorado corporation and a registered broker-dealer under the Securities Exchange Act of 1934 and registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”), having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Distributor”).

WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), presently consisting of the portfolios listed in Schedule A, attached hereto, as such Scheduled A may be amended from time to time to add or delete portfolios;

WHEREAS, the Fund wishes to employ the services of the Distributor in connection with the promotion and distribution of the shares of the Fund (the “Shares”); and

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1. Documents — The Fund has furnished or will furnish, upon request, the Distributor with copies of the Fund’s Declaration of Trust, advisory agreement, custodian agreement, transfer agency agreement, administration agreement, current prospectus, and statement of additional information, and all forms relating to any plan, program or service offered by the Fund. The Fund shall furnish, within a reasonable time period, to the Distributor a copy of any amendment or supplement to any of the above-mentioned documents. Upon request, the Fund shall furnish promptly to the Distributor any additional documents necessary or advisable to perform its functions hereunder. As used in this Agreement the terms “registration statement”, “prospectus” and “statement of additional information” shall mean any registration statement, prospectus and statement of additional information filed by the Fund with the Securities and Exchange Commission (“SEC”) and any amendments and supplements thereto that are filed with the SEC.

2. Sales of Shares — The Fund grants to the Distributor the right to offer and sell the Shares as agent on behalf of the Fund, during the term of this Agreement, subject to the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), the 1940 Act and of the laws governing the sale of securities in the various states (“Blue Sky Laws”), under the terms and conditions set forth in this Agreement. The Distributor shall have the right to offer and sell, as agent on behalf of the Fund, the Shares covered by the registration statement, prospectus and statement of additional information for the Fund then in effect under the 1933 Act and 1940 Act. During the term of this Agreement, the Fund will pay Distributor for services pursuant to this Agreement, monthly Rule 12b-1 and shareholder services fees computed at the annual rates set forth on Exhibit A hereto on the average aggregate net asset value of Shares held during each calendar month.

3. Sales of Shares by the Fund — The rights granted to the Distributor shall be nonexclusive in that the Fund reserves the right to offer and sell Shares to investors on applications received and accepted by the Fund and Distributor will act as broker of record for purposes of collecting any 12b-l payments.

4. Public Offering Price — Except as otherwise noted in the Fund’s current prospectus and/or statement of additional information, all Shares sold to investors by the Distributor or the Fund will be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per Share, plus any applicable sales charge as determined in the manner described in the Fund’s current prospectus and/or statement of additional information. The Fund shall in all cases receive the net asset value per Share on all sales. If a fee in connection with shareholder redemptions is in effect, such fee will be paid to the Fund.

5. Suspension of Sales — The Fund reserves the right to suspend sales and the Distributor’s authority to process orders for Shares on behalf of the Fund if, in the judgment of the Fund, it is in the best interests of the Fund to do so. Suspension will continue for such period as may be determined by the Fund. The Fund reserves the right to specify minimum orders and reject orders per the Fund’s then current prospectus or statement of additional information.

6. Solicitation of Sales — In consideration of these rights granted to the Distributor, the Distributor agrees to use its best efforts to solicit orders for the sale of the Shares at the public offering price and will undertake such advertising and promotion as the Fund and the Distributor mutually agree is reasonable in connection with such solicitation. The Distributor shall review and file such materials with the SEC and/or the FINRA to the extent required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the 1940 Act and the rules and regulations thereunder, and by the rules of the FINRA. This shall not prevent the Distributor from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. The Distributor will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others. The Distributor will only enter into selling agreements with FINRA members or entities exempt from registration with the FINRA. The Distributor may enter into agreements with financial institutions to provide recordkeeping and administrative services to existing shareholders.

7. Authorized Representations — The Distributor is not authorized by the Fund to give any information or to make any representations other than those contained in the registration statement or prospectus and statement of additional information, or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor’s use. Consistent with the foregoing, the Distributor may prepare and distribute sales literature or other material as it may deem appropriate in consultation with the Fund, provided such sales literature complies with applicable law and regulations and is approved by the Fund prior to use.

8. Registration of Shares — The Fund agrees that it will take all action necessary to register the Shares under the 1933 Act and the 1940 Act (subject to the necessary approval of its shareholders). The Fund shall make available to the Distributor, at the Distributor’s expense, such number of copies of its prospectus and statement of additional information as the Distributor may reasonably request. The Fund shall furnish to the Distributor copies of all information, financial statements and other papers, which the Distributor may reasonably request for use in connection with the distribution of Shares of the Fund.

9. Fund Expenses — Unless otherwise agreed to by the parties hereto in writing, the Distributor shall not be responsible for fees and expenses in connection with (a) filing of any registration statement, printing and the distribution of any prospectus and statement of additional information under the 1933 Act and/or the 1940 Act and amendments prepared for use in connection with the offering of Shares for sale to the public, preparing, setting in type, printing and mailing the prospectus, statement of additional information and any supplements thereto sent to existing shareholders, (b) preparing, setting in type, printing and mailing any report (including annual and semi-annual reports) or other communication to shareholders of the Fund, and (c) the Blue Sky registration and qualification of Shares for sale in the various states in which the officers of the Fund shall determine it advisable to qualify such Shares for sale (including registering the Fund as a broker or dealer or any officer of the Fund as agent or salesman in any state).

10. Use of the Distributor’s Name — The Fund shall not use the name of the Distributor, or any of its affiliates, in any prospectus or statement of additional information, sales literature, and other material relating to the Fund in any manner without the prior written consent of the Distributor (which shall not be unreasonably withheld); provided, however, that the Distributor hereby approves all lawful uses of the names of the Distributor and its affiliates in the prospectus and statement of additional information of the Fund and in all other materials which merely refer in accurate terms to their appointment hereunder or which are required by the SEC, FINRA, OCC or any state securities authority.

11. Use of the Fund’s Name — Neither the Distributor nor any of its affiliates shall use the name of the Fund in any publicly disseminated materials, including sales literature in any manner without the prior consent of the Fund (which shall not be unreasonably withheld); provided, however, that the Fund hereby approves all lawful uses of its name in any required regulatory filings of the Distributor which merely refer in accurate terms to the appointment of the Distributor hereunder, or which are required by the SEC, FINRA, OCC or any state securities authority.

12. Insurance — The Distributor agrees to maintain fidelity bond and liability insurance coverages which are, in scope and amount, consistent with coverages customary for distribution activities relating to the Fund. The Distributor shall notify the Fund promptly upon receipt of any notice of material, adverse change in the terms or provisions of its insurance coverage. Such notification shall include the date of change and the reason or reasons therefor. The Distributor shall notify the Fund promptly of any material claims against it, whether or not covered by insurance, and shall notify the Fund from time to time as may be appropriate of the total outstanding claims made by it under its insurance coverage.

13. Indemnification — The Fund agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, prospectus, statement of additional information, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, the 1940 Act or any other statute or the common law. However, the Fund does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor. In no case (i) is the indemnity of the Fund in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Fund or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, (ii) is the Fund to be liable under its indemnity agreement contained in the paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims shall have been served upon the Distributor or any such person (or after the Distributor or such person shall have received notice of service on any designated agent) or (iii)shall the indemnity cover indirect, special or consequential damages or lost profits. However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person(s), defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.

The Distributor also covenants and agrees that it will indemnify and hold harmless the Fund and each of its officers and person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claims or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the 1933 Act, the 1940 Act or any other statute or common law, alleging (a) any wrongful act of the Distributor or any of its employees or (b) that any sales literature, advertisements, information, statements or representations used or made by the Distributor or any of its affiliates or employees or that the registration statement, prospectus, statement of additional information, (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of the Fund or any person indemnified to be deemed to protect the Fund or any person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Distributor in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or any such person (or after the Fund or such person shall have received notice of service on any designated agent) or (iii)shall the indemnity cover indirect, special or consequential damages or lost profits. However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to the Distributor it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, and if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and to any controlling person(s) or defendant(s) in the suit. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the Fund or controlling person(s), defendant(s) in the suit, shall bear the fees and expense of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Fund, officers or controlling person(s), defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the Fund and sale of any of the Shares.

14. Supplemental Information — The Distributor and the Fund shall regularly consult with each other regarding the Distributor’s performance of its obligations under this Agreement. In connection therewith, the Fund shall submit to the Distributor at a reasonable time in advance of filing with the SEC reasonably final copies of any amended or supplemented registration statement (including exhibits) under the 1933 Act and the 1940 Act; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

The Distributor acknowledges that the only information provided to it by the Fund is that contained in the registration statement, the prospectus, the statement of additional information and reports and financial information referred to herein. Neither the Distributor nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in such documents and any sales literature or advertisements specifically approved by appropriate representatives of the Fund.

15. Term — This Agreement shall become effective as of November 16, 2007, and shall continue until two years from such date and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually (i) by the Fund’s Board of Directors or (ii) by a vote of a majority of the outstanding voting securities of the relevant portfolios or class of the Fund (as defined in the 1940 Act), provided that in either event the continuance is also approved by the majority of the Directors of the Fund who are not interested persons (as defined in the 1940 Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to a particular portfolio or class of shares in a portfolio without penalty on sixty days’ written notice by the Fund’s Board of Directors, by vote of the holders of a majority of the outstanding voting securities of the relevant portfolio or class of the Fund or by the Distributor. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

Upon the termination of this Agreement, the Distributor, at the Fund’s expense and direction, shall transfer to such successor as the Fund shall specify all relevant books, records and other data established or maintained by the Distributor under this Agreement.

16. Anti-Money Laundering — The Distributor agrees to maintain an anti-money laundering program in compliance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and all applicable laws and regulations promulgated thereunder. The Distributor confirms that, as soon as possible, following the request from the Fund, the Distributor will supply the Fund with copies of the Distributor’s anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Fund may reasonably request from time to time.

17. Periodic Review of Compliance Policies and Procedures. — During the term of this Agreement, he Distributor shall periodically assess its compliance policies and procedures (the “Policies”). Distributor shall provide upon written request by the Fund: (i) no less frequently than annually, a copy of its Policies to the chief compliance officer of the Fund (“Chief Compliance Officer”); (ii) at such reasonable times as he or she shall request, access by such Chief Compliance Officer to such individuals as may be necessary for the Chief Compliance Officer to conduct an annual review of the operation of such Policies for purposes of making his or her annual report to the Board of Trustees of the Fund (the “Annual Report”), (iii) promptly upon enactment, notification of, and a copy of, such other information as may be reasonable requested in writing by such Chief Compliance Officer for purposes of making such Annual Report.

18. Business Continuity Planning — The Distributor shall maintain at a location other than its normal location appropriate redundant facilities for operational back-up in the event of a power failure, disaster or other significant interruption. The Distributor shall continuously back up Fund records, and shall store the back up in a secure manner at a location other than its normal location, so that, in the event of a power failure, disaster or other significant interruption at such normal location, the Fund’s records will be maintained intact and will enable the Distributor to perform under this Agreement. The Distributor will maintain a comprehensive business continuity plan and will provide an executive summary of such plan upon reasonable written request of the Fund. The Distributor will test the adequacy of its business continuity plan at least annually. Following such test, upon written request by the Fund, the Distributor will provide the Fund with a letter assessing the most recent business continuity test results. In the event of a business disruption that materially impacts the Distributor’s provision of services under this Agreement, the Distributor will notify the Fund of the disruption and the steps being implemented under the business continuity plan.

19. Books and Records — The Distributor shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31 (a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the services provided by it and not otherwise created and maintained by another party pursuant to contract with the Fund. Where applicable, such records shall be maintained by the Distributor for periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Fund that are in the possession of the Distributor shall be the property of the Fund. The Fund shall have access to such books and records upon reasonable request during the Distributor’s normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided in as promptly as reasonably possible by the Distributor to the Fund.

20. Notice — Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by (i) telecopier (fax) or (ii) registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice:

if to the Fund at:

100 E. Pratt Street, 17th Floor

Baltimore, Maryland 21020

Attn: Secretary

if to the Distributor at:

1290 Broadway, Suite 1100,

Denver, Colorado, 80203

Attn: General Counsel

or such other telecopier (fax) number or address as may be furnished by one party to the other.

21. Confidential Information — The Distributor, its officers, directors, employees and agents will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and to prior or present shareholders or to those persons or entities who respond to the Distributor’s inquiries concerning investment in the Fund, and will not use such records and information for any purposes other than performance of its responsibilities and duties hereunder. Further, the Distributor will adhere to the privacy policies adopted by the Fund pursuant to Title V of the Gramm- Leach-Bliley Act and Regulation S-P, as may be modified from time to time. If the Distributor is requested or required by, but not limited to, depositions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or other action, proceeding or process or as otherwise required by law, statute, regulation, writ, decree or the like to disclose such information, the Distributor will provide the Fund with prompt written notice of any such request or requirement so that the Fund may seek an appropriate protective order or other appropriate remedy and/or waive compliance with this provision. If such order or other remedy is not sought, or obtained, or waiver not received within a reasonable period following such notice, then the Distributor may without liability hereunder, disclose to the person, entity or agency requesting or requiring the information, that portion of the information that is legally required in the reasonable opinion of the Distributor’s counsel.

22. Limitation of Liability — The Distributor agrees that the obligations assumed by the Fund under this contract shall be limited in all cases to the Fund and its assets. The Distributor agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund. Nor shall the Distributor seek satisfaction of any such obligation from the Directors, officers or any individual Director or officer of the Fund. The Distributor understands that the rights and obligations of each Series of the Fund under the Fund’s Articles of Incorporation are separate and distinct from those of any and all other Series.

Any obligations of the Fund entered into in the name or on behalf thereof by any of the Directors or officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Directors or officers, shareholders, or representatives of the Fund personally, but bind only the Fund property, and all persons dealing with any Series of Shares of the Fund must look solely to the Fund property belonging to such Series for the enforcement of any claims against the Fund.

23. Miscellaneous — Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed, interpreted, and enforced in accordance with and governed by the laws of the State of New York. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may not be changed, waived, discharged or amended except by written instrument that shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or amendment is sought and in the case of the Fund, has been approved by the Fund’s Board of Trustees. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

All activities by the Distributor and its agents and employees as distributor of the Shares shall comply with all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted by the SEC or any securities association registered under the Exchange Act.

The Distributor will provide quarterly reports to the Fund and its Board of Trustees regarding amounts paid by the Distributor to entities which the Distributor enters into selling agreements or recordkeeping and administrative services agreements on behalf of the Fund.

The Distributor will promptly transmit any orders received by it for purchase, redemption or exchange of the Shares to the Fund’s transfer agent.

The Distributor may enter separate written agreements with selected dealers and financial institutions to provide certain services. The Distributor, at the direction of the Fund and in accordance with the then- current Prospectus, may pay financial institutions a periodic fee in respect of shares owned from time to time by their clients or customers. Any such payments shall be made in the amount and manner set forth pursuant to the Fund’s Distribution Plan, pursuant to Rule 12b-1 of the 1940 Act, and/or Service Plan adopted by the Fund. Notwithstanding the foregoing, the Fund acknowledges that any compensation to be paid to selected dealers and financial institutions by the Distributor is paid from proceeds paid to the Distributor by the Fund pursuant to a Distribution Plan, pursuant to Rule 12b-1 of the 1940 Act, and/or Services Plan adopted by the Fund, and to the extent the Distributor does not receive such proceeds, for any reason, the amounts payable to selected dealers and financial institutions will be reduced accordingly.

IN WITNESS WHEREOF, the Fund has executed this instrument in its name and behalf, and the Distributor has executed this instrument in its name and behalf, as of the date and year first above written.

MTB GROUP OF FUNDS		ALPS DISTRIBUTORS, INC.

By:	/s/ Michael D. Daniels	By:	/s/ Thomas A. Carter
Name:	Michael D. Daniels	Name:	Thomas A. Carter
Title:	Vice President	Title:	President

Schedule A

List of Portfolios

Class A Shares, Class C Shares and Class I Shares

MTB Short Duration Government Bond Fund+

MTB Short-Term Corporate Bond Fund+

MTB U.S. Government Bond Fund

MTB New York Municipal Bond Fund

MTB Pennsylvania Municipal Bond Fund

MTB Maryland Municipal Bond Fund

MTB Virginia Municipal Bond Fund*

MTB Intermediate-Term Bond Fund+

MTB Income Fund

MTB Strategic Allocation Fund

MTB Large Cap Value Fund

MTB Large Cap Growth Fund

MTB Mid Cap Growth Fund

MTB Small Cap Growth Fund+

MTB International Equity Fund

Class A Shares, Class I Shares and Class I2 Shares

MTB New York Tax-Free Money Market Fund**

MTB Pennsylvania Tax Free Money Market Fund

MTB Tax Free Money Market Fund

MTB U.S. Government Money Market Fund

Class A Shares, Class S Shares, Class I Shares and Class I2 Shares

MTB U.S. Treasury Money Market Fund

Class A Shares, Class A2 Shares, Class S Shares, Class I Shares and Class I2 Shares

MTB Money Market Fund

Corporate Shares

MTB Prime Money Market Fund

Variable Annuity Funds

MTB Managed Allocation Fund-Moderate Growth II

*	Offers Class A only
**	Offers Class A Shares and Class I Shares only
+	Only MTB Small Cap Growth Fund, MTB Short Term Corporate Bond Fund, MTB Intermediate Term Bond Fund and MTB Short Duration Government Bond Funds offer Class C Shares

Class A Shares

Maximum Initial Sales Load:	As Noted
Advance Commission:	None, Except As Noted
Rule 12b-1 Fee:	0.25%*
Shareholder Services Fee:	0.25%*

*	These are maximum payments. Please refer to the prospectus for current accrual amounts that are payable.

Maximum Initial Sales Load of 5.5%

Fund	CUSIP
MTB Strategic Allocation Fund	55376T106
MTB International Equity Fund	55376T791
MTB Large Cap Growth Fund	55376T767
MTB Large Cap Value Fund	55376T684
MTB Mid Cap Growth Fund	55376T536
MTB Small Cap Growth Fund	55376T171

Maximum Initial Sales Load of 4.5%

Fund	CUSIP
MTB Income Fund	55376T874
MTB Intermediate Term Bond Fund	55376T833
MTB Maryland Municipal Bond Fund	55376T569
MTB New York Municipal Bond Fund	55376T361
MTB Pennsylvania Municipal Bond Fund	55376T312
MTB U.S. Government Bond Fund	55376V507
MTB Virginia Municipal Bond Fund	55376V 79 6

Maximum Initial Sales Load of 1.75%

Fund	CUSIP
MTB Short Duration Government Bond Fund	55376T247
MTB Short Term Corporate Bond Fund	55376T213

Initial Sales Load: None

Fund	CUSIP
MTB Money Market Fund+	55376T460
MTB New York Tax Free Money Market Fund+	55376T338
MTB Pennsylvania Tax Free Money Market Fund	55376T270
MTB Tax Free Money Market Fund	55376V200
MTB U.S. Government Money Market Fund	55376V804
MTB U.S. Treasury Money Market Fund+	55376V861

+	Class A Shares of these Funds have no Rule 12b-1 Fee.

Class C Shares

Initial Sales Load:	None
Advance Commission:	1.00%
Rule 12b-1 Fee:	1.00%* (payable the 13th month after purchase)
Shareholder Services Fee:	0.25%*

*	These are maximum payments. Please refer to the prospectus for current accrual amounts that are payable.

Fund	CUSIP
MTB Small Cap Growth Fund	55376T155
MTB Intermediate-Term Bond Fund	55376V788
MTB Short Duration Government Bond Fund	55376V762
MTB Short-Term Corporate Bond Fund	55376V770

Class S Shares

Initial Sales Load:	None
Advance Commission:	None
Rule 12b-1 Fee:	0.25%*
Shareholder Services Fee:	0.25%*

*	These are maximum payments. Please refer to the prospectus for current accrual amounts that are payable.

Fund	CUSIP
MTB Money Market Fund	55376T445
MTB U.S. Treasury Money Market Fund	55376V853

Corporate Shares

(formerly: Institutional Shares)

Initial Sales Load:	None
Advance Commission:	None
Rule 12b-1 Fee:	0.25%*
Shareholder Services Fee:	0.25%*

*	These are maximum payments. Please refer to the prospectus for current accrual amounts that are payable.

Fund	CUSIP
MTB Prime Money Market Fund	55376T841

Class A2 Shares

(formerly Institutional Shares)

Initial Sales Load:	None
Advance Commission:	None
Rule 12b-1 Fee:	0.25%*
Shareholder Services Fee:	0.25%*

*	These are maximum payments. Please refer to the prospectus for current accrual amounts that are payable.

Fund	CUSIP
MTB Money Market Fund	55376T437

Class I Shares

Initial Sales Load:	None
Advance Commission:	None
Rule 12b-1 Fee:	None
Shareholder Services Fee:	0.25%*

*	These are maximum payments. Please refer to the prospectus for current accrual amounts that are payable.

Fund	CUSIP
MTB Strategic Allocation Fund	55376T304
MTB Income Fund	55376T858
MTB Intermediate Term Bond Fund	55376T817
MTB International Equity Fund	55376T775
MTB Large Cap Growth Fund	55376T742
MTB Large Cap Value Fund	55376T668
MTB Maryland Municipal Bond Fund	55376T544
MTB Mid Cap Growth Fund	55376T510
MTB Money Market Fund	55376T429
MTB New York Municipal Bond Fund	55376T346
MTB New York Tax Free Money Market Fund	55376T320
MTB Pennsylvania Municipal Bond Fund	55376T288
MTB Pennsylvania Tax Free Money Market Fund	55376T262
MTB Short Duration Government Bond Fund	55376T221
MTB Short Term Corporate Bond Fund	55376T189
MTB Small Cap Growth Fund	55376T148
MTB Tax Free Money Market Fund	55376V309
MTB U.S. Government Bond Fund	55376V705
MTB U.S. Government Money Market Fund	55376V887
MTB U.S. Treasury Money Market Fund	55376V846

Class I2 Shares

Initial Sales Load:	None
Advance Commission:	None
Rule 12b-1 Fee:	0.25%*
Shareholder Services Fee:	None

*	These are maximum payments. Please refer to the prospectus for current accrual amounts that are payable.

Fund	CUSIP
MTB Money Market Fund	55376T411
MTB Pennsylvania Tax Free Money Market Fund	55376T254
MTB Tax Free Money Market Fund	55376V408
MTB U.S. Government Money Market Fund	55376V879
MTB U.S. Treasury Money Market Fund	55376V838

Variable Annuity Funds

Initial Sales Load:	None
Advanced Commission:	None
Rule 12b-1 Fee:	0.25%*
Shareholder Services Fee:	0.10%*

*	These are maximum payments. Please refer to the prospectus for current accrual amounts that are payable.

Fund
MTB Managed Allocation Fund-Moderate Growth II